FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ELECTS R. MATT DUNBAR TO BOARD OF DIRECTORS

Franklin, North Carolina, August 3, 2015 — Entegra Financial Corp. (NASDAQ: ENFC) (the “Company”), the holding company for Macon Bank (the “Bank”), announced that R. Matt Dunbar has been elected to the Boards of Directors of the Company and the Bank effective immediately.

Mr. Dunbar is Managing Director of the Upstate Carolina Angel Network and Co-Founder of the South Carolina Angel Network and Palmetto Angel Fund. As Managing Director, Mr. Dunbar oversees the strategy and operations of a network of more than 50 local angel investors in Greenville and more than 200 around the state. Mr. Dunbar also serves on the Board of Directors of the national Angel Capital Association and two startup companies.

Roger D. Plemens, President and Chief Executive Officer, commented, “We are excited to add Matt to the Boards of Directors of the Company and the Bank. Matt is very well respected for both his business leadership and community involvement which are valued attributes as we continue to expand our franchise into Upstate South Carolina.”

Mr. Dunbar holds a bachelor’s degree in Chemical Engineering from Clemson University, summa cum laude, and an MBA and Master’s in Education from Stanford University. Matt previously served as a strategic management consultant with The Boston Consulting Group in Atlanta and a manufacturing and plastics engineer with Eastman Chemical Company in Kingsport, TN. His current community activities include serving on the Board of Directors of Junior Achievement of Upstate South Carolina, as past Chair of the Clemson University Woodland Cemetery Stewardship Committee and as a Deacon at Downtown Presbyterian Church in Greenville.

About Entegra Financial Corp.

Entegra became the holding company of Macon Bank on September 30, 2014 upon the completion of the mutual-to-stock conversion of Macon Bancorp and the Company’s related stock offering. A total of 6,546,375 shares were sold in the offering at $10.00 per share for gross and net proceeds of $65.5 million and $63.7 million, respectively. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”. In December 2014, Entegra’s stock was added to the Russell Microcap Index and the ABA NASDAQ Community Bank Index.

The Bank operates a total of 11 branches located throughout the western North Carolina counties of Cherokee, Henderson, Jackson, Macon, Polk and Transylvania and a loan production office in Greenville, South Carolina which is expected to become a full service branch in the fall of 2015.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Registration Statement on Form S-1, annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.